SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                -----------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): November 24, 1999 (October 31,
1999)

Digital Courier Technologies, Inc.
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(Exact Name of Registrant as Specified in Charter)


Delaware                                 0-20771               87-0422824
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(State or Other                         (Commission           (IRS Employer
Jurisdiction of Incorporation           File Number)        Identification No.)

 136 Heber Avenue, Suite 204, Park City, Utah                     84060
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(Address of Principal Executive Offices)                        (Zip Code)

Registrant's telephone number, including area code: (435) 655-3617

 136 Heber Avenue, Suite 204, Park City, Utah                     84060
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(Address of Principal Executive Offices)                        (Zip Code)

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 N/A
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(Former Name or Former Address, if Changed Since Last Report)


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Item 2. Acquisition or Disposition of Assets
--------------------------------------------

         On October 31,1999, Digital Courier Technologies, Inc. (the "Company") sold substantially all of the assets used or held by the Company's WeatherLabs subsidiary to WL Acquisitions, Inc., a wholly owned subsidiary of Landmark Communications, Inc., in exchange for $4,500,000 pursuant to the terms of an Asset Purchase Agreement entered into on that date (the "Exchange"). The Company received $3,750,000 at closing, with $750,000 held in escrow for up to one year, subject to certain employment arrangements with former key employees of WeatherLabs and other conditions.

         The Exchange was consummated following approval of the Asset Purchase Agreement by the Company's Board of Directors.

         The  sales  price  for  the  Company's   WeatherLabs   subsididary  was
determined through arms-length negotiations between the parties.

         In May 1998, the Company acquired all of the outstanding stock of WeatherLabs, Inc., a provider of weather and weather-related information and products on the Internet, in exchange for up to 777,220 shares of the Company's common stock. At closing 253,260 common shares were issued valued at $762,503. Another 101,035 shares valued at $593,580 were issued in August 1999 pursuant to the earnout provisions of the purchase agreement, and an additional 375,200 common shares may be issued upon the attainment by the Company of certain stock price performance targets. The common shares issued were recorded at the quoted market price on the date of acquisition or date earned, as appropriate.

         In June 1999, the Board of Directors reviewed the performance of WeatherLabs in conjunction with a review of the strategic opportunities available to the Company. Among the conclusions of the Board were the following:
(a) the future revenue potential for WeatherLabs was limited and revenue growth to date had been insignificant (b) WeatherLabs' losses on a monthly basis were increasing with no apparent near-term prospect of profitability, and (c) divestiture of WeatherLabs would allow the Company to devote its full attention toward online payment processing. For these reasons, the Board concluded that it was in the best interests of the Company to sell WeatherLabs.

         In October 1999, the Company sold the operations of WeatherLabs to Landmark Communications, Inc. Landmark Communications, Inc. acquired tangible assets of $192,950 of net accounts receivable, $1,146,305 of prepaid advertising expenses, $126,290 of computer and office equipment, and $1,189,057 of unamortized goodwill; and assumed liabilities of $132,556 of unearned income, resulting in a pretax gain (exclusive of the amount held in escrow) on the sale of $1,227,954. The Company received $3,383,000 in cash from Landmark Communications, Inc. and Landmark Communications paid $267,000 directly to a vendor for liabilities of the Company and $100,000 directly to a note holder of the Company. The results of operations of WeatherLabs through October 31, 1999, will be reflected in the Company's fiscal year 2000 financial statements as discontinued operations.



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         No material  relationships exist between the purchasers and the Company or any of the Company's affiliates, directors, officers, or any associate of any director or officer of the Company.


Item 5.  Other Events
---------------------

         In April 1999, the Company acquired Access Services, Inc., a credit card processing company. The Company has recently discovered approximately $1,100,000 of returned credit card charges ("chargebacks") from Access Services' merchants. These losses will negatively impact the Company's operating results in the quarter ending December 31, 1999. These chargebacks resulted primarily from fraudlent merchant transactions which occurred before the Company had migrated these merchants from the software systems of Access Services, Inc. to the Company's proprietary fraud detection software. The Company is in the process of migrating all "brick and mortar" merchants to the fraud detection software used by its Internet merchants.

         The Company's contracts with the merchants and the agents for these merchants permits the Company to recover chargebacks from the merchants and/or the agents. The Company will pursue all available avenues to recover these chargebacks.

         These chargebacks will not impair the Company's ability to continue operations.

Item 7.  Financial Statements and Exhibits
------------------------------------------

(a)      Financial statements of businesses disposed.

         Financial statements are not required pursuant to Article 11, Rule 11-01 of Regulation S-X.

(b)      Exhibits



Exhibit 2.1                      Asset  Purchase  Agreement by and among Digital
                                Courier   Technologies,    Inc.   and   Landmark
                                Communications, Inc. dated October 31, 1999





                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             DIGITAL COURIER TECHNOLOGIES,  INC.

Dated: November 24, 1999                     By:/s/ Mitchell Edwards
                                                --------------------------------
                                             Mitchell Edwards
                                             Chief Financial Officer


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